Exhibit 21.1

SUPERVALU Inc. Subsidiaries 2/23/08

14 North Main Street LLC	Massachusetts
18 NMS LLC	Massachusetts
28 Pond Street Realty, LLC	New Hampshire
300 Main Street Realty, LLC	New Hampshire
693 Randolph Avenue LLC	Massachusetts
861 Edgell Road LLC	Massachusetts
99 Water Street LLC	Massachusetts
ABS Finance Co., Inc.	Delaware
ABS Insurance Ltd.	Bermuda
ABS Procurement Co.	Grand Cayman
Acme Markets, Inc.	Delaware
Adrian Realty Trust	Massachusetts
Advantage Logistics – PA LLC	Pennsylvania
Advantage Logistics – Southeast, Inc.	Alabama
Advantage Logistics Southwest, Inc.	Arizona
Advantage Logistics USA East L.L.C.	Delaware
Advantage Logistics USA West L.L.C.	Delaware
Advantage Logistics USA, Inc.	Delaware
Albertsons ASSIST Inc.	Idaho
Albertson’s Liquors, Inc.	Wyoming
Albertsons Stores Charitable Foundation, Inc.	Idaho
Amadan LLC	Massachusetts
American Drug Stores LLC	Delaware
American Partners, L.P.	Indiana
American Procurement And Logistics Company LLC	Delaware
American Stores Charitable Foundation	Utah
American Stores Company, LLC	Delaware
APLC Procurement, Inc.	Utah
Arden Hills 2003 L.L.C.	Delaware
Arles, LLC	New Hampshire
ASC Media Services, Inc.	Utah
ASP Realty, Inc.	Delaware
BAI Property LLC	Massachusetts
BE Development LLC	Massachusetts
Beryl American Corporation	Vermont
Blaine North 1996 L.L.C.	Delaware
Bloomington 1998 L.L.C.	Delaware
BP Realty, LLC	Massachusetts
Bristol Farms	California
Brockton Corporation	Vermont
Burnsville 1998 L.L.C.	Delaware
Butson’s Enterprises, Inc.	New Hampshire
Butson’s Enterprises of Massachusetts, Inc.	Massachusetts
Butson’s Enterprises of Vermont, Inc.	Vermont
Cambridge 2006 L.L.C.	Delaware
Cambridge Charter Realty I LLC	Massachusetts
CH Project LLC	Massachusetts
Champlin 2005 L.L.C.	Delaware
Clifford W. Perham, Inc.	Maine
Clyde Evans Markets, Inc.	Ohio
Coon Rapids 2002 L.L.C.	Delaware
Dartmouth Charter LLC	Massachusetts
Diamond Lake 1994 L.L.C.	Delaware
Diamond Lake 2004, LLC	Minnesota
Discount Books East Corporation	Delaware
Eagan 2008 L.L.C.	Delaware
East Hampton Realty, LLC	Massachusetts
East High Street LLC	Massachusetts
Eastern Beverages, Inc.	Maryland
Eastern Region Management Corporation	Virginia
EP Realty LLC	Massachusetts
FF Acquisition, L.L.C.	Virginia

FF Construction L.L.C.	Virginia
Food Basket LLC	California
Foodarama Group, Inc.	Maryland
Foodarama LLC	Delaware
Foodarama, Inc.	Maryland
Food-A-Rama G.U., Inc.	Maryland
Foodland Distributors	Michigan General Partnership
Forest Lake 2000 L.L.C.	Delaware
Fridley 1998 L.L.C.	Delaware
G.W.M. Holdings, Inc.	Virginia
Goldstar Partners, LLC (The)	Massachusetts
Gorham Markets, LLC	New Hampshire
Great Valu, L.L.C.	Virginia
Hastings 2002 L.L.C.	Delaware
Heath Street, LLC	Massachusetts
HNHP Realty, LLC	New Hampshire
Hooksett Project, LLC	Massachusetts
Hooksett Realty SSI LLC	Massachusetts
Hunger Related Events	Minnesota
Integrated Transportation Logistics, L.L.C.	Michigan
Inver Grove Heights 2001 L.L.C.	Delaware
Jetco Properties, Inc.	Delaware
Jewel Companies, Inc., a 1985 Delaware Corporation	Delaware
Jewel Food Stores, Inc.	New York
JOAH, Inc.	Delaware
Keatherly, Inc.	New Hampshire
Keltsch Bros., Inc.	Indiana
Lazy Acres Market Inc.	California
Leonard Court, LLC	Maine
Lithia Springs Holdings, LLC	Georgia
Livonia Holding Company, Inc.	Michigan
Lot 18 Redevelopment Corporation	Missouri
Lucky Stores LLC	Nevada
Main Realty, LLC	Massachusetts
Maplewood East 1996 L.L.C.	Delaware
Market Brands, Inc.	Delaware
Market Company, Ltd.	Bermuda
Market Funding, Inc.	Delaware
Market Improvement Corporation	Virginia
Market Insurance Agency, Inc.	Virginia
Mashpee Realty LLC	Massachusetts
Meadowlane, Inc.	Massachusetts
MFC-Livonia Properties, Inc.	Delaware
Michael’s Realty Trust	New Hampshire
Milford Realty LLC	Massachusetts
MK Investments LLC	Massachusetts
Monticello 1998 L.L.C.	Delaware
Moran Foods, Inc.	Missouri
MP Realty, LLC	Massachusetts
NAFTA Industries Consolidated, Inc.	Texas
NC & T Supermarkets, Inc.	Ohio
Nevada Bond Investment Corp. I	Nevada
New Albertson’s, Inc.	Delaware
NMS Realty, LLC	Massachusetts
Northfield 2002 L.L.C.	Delaware
NP Realty LLC	New York
Oakbrook Beverage Centers, Inc.	Illinois
PAH Realty LLC	Massachusetts
Peoples Market, Incorporated	New Hampshire
Plaistow Project LLC	Massachusetts
Plaistow Realty SSI LLC	Massachusetts
Planmark Architecture of Oregon, P.C.	Oregon
Planmark, Inc.	Minnesota
Plymouth 1998 L.L.C.	Delaware
PNHP Realty LLC	New Hampshire
PP Realty LLC	Massachusetts
Preferred Products, Inc.	Minnesota

R&M Kenosha LLC	Delaware
Richfood Holdings, Inc.	Delaware
Richfood, Inc.	Virginia
Richfood Procurement, L.L.C.	Virginia
Rich-Temps, Inc.	Virginia
Risk Planners, Inc.	Minnesota
River Project, LLC	Massachusetts
SAL Beverage Company of Texas, Inc.	Texas
SAL Food Stores of Texas, Inc.	Delaware
SAL Food Stores, Inc.	Delaware
Savage 2002 L.L.C.	Delaware
Save-A-Lot Food Stores, Ltd.	Bermuda
Save-A-Lot Holdings, Inc.	Delaware
Save-A-Lot Tyler Group, LLC	Missouri
Scolari’s Stores LLC	California
Scott’s Food Stores, Inc.	Indiana
SFW Holding Corp.	Delaware
SFW Licensing Corp.	Delaware
Shakopee 1997 L.L.C.	Delaware
Shaw Equipment Corporation	Massachusetts
Shaw’s North Attleboro Corp.	Massachusetts
Shaw’s Realty Co.	Maine
Shaw’s Realty Trust	Massachusetts
Shaw’s Securities Corporation I	Massachusetts
Shaw’s Securities Corporation II	Massachusetts
Shaw’s Supermarkets, Inc.	Massachusetts
Shop ‘N Save St. Louis, Inc.	Missouri
Shop ‘N Save Warehouse Foods, Inc.	Missouri
Shoppers Charitable Foundation, Inc.	Maryland
Shoppers Food Warehouse Corp.	Delaware
Shorewood 2001 L.L.C.	Delaware
Silver Lake 1996 L.L.C.	Delaware
SNH Realty, LLC	Massachusetts
Southstar LLC	Delaware
SRA Realty LLC	Massachusetts
SSM Holdings Company	Delaware
Star Markets Company, Inc.	Massachusetts
Star Markets Holdings, Inc.	Massachusetts
Sunflower Markets, LLC	Delaware
Super Rite Foods, Inc.	Delaware
Supermarket Operators of America Inc.	Delaware
SUPERVALU ASSIST	Minnesota
SUPERVALU Finance, Inc.	Minnesota
SUPERVALU Foundation	Minnesota
SUPERVALU Holdings, Inc.	Missouri
SUPERVALU Holdings – PA LLC	Pennsylvania
SUPERVALU India, Inc.	Minnesota
SUPERVALU Management Corp.	Delaware
SUPERVALU Pharmacies, Inc.	Minnesota
SUPERVALU Receivables Funding Corporation	Delaware
SUPERVALU Receivables, Inc.	Delaware
SUPERVALU Services India Private Limited	India private limited company
SUPERVALU Services USA, Inc.	Minnesota
SUPERVALU Terre Haute Limited Partnership	Indiana
SUPERVALU Transportation, Inc.	Minnesota
SV Markets, Inc.	Ohio
SV Ventures*	Indiana General Partnership
SVH Holding, Inc.	Delaware
SVH Realty, Inc.	Delaware
Sweet Life Products Corporation	New York
TC Michigan LLC	Michigan
The Farm Fresh Charitable Foundation	Virginia
The Richfood Foundation	Virginia
Tidyman’s, LLC	Delaware
TLC Holdings, Inc.	Wisconsin
TLC Resources, LLC	Delaware
Total Logistic Control, LLC	Delaware

Total Logistics, Inc.	Wisconsin
U.S. Satellite Corporation	Utah
Ultra Foods, Inc.	New Jersey
Valu Ventures, Inc.	Minnesota
W. Newell & Co., LLC	Delaware
WC&V Supermarkets, Inc.	Vermont
Wetterau Finance Co.	Missouri
Wetterau Insurance Co. Ltd.	Bermuda
WHP Realty, LLC	Connecticut
WP Properties, LLC	Rhode Island
WSI Satellite, Inc.	Missouri

*	SV Ventures is a general partnership between SUPERVALU Holdings, Inc. and Scott’s Food Stores, Inc., each of which holds a 50% interest. Both general partners are direct subsidiaries of Supermarket Operators of America Inc.